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                                                                    EXHIBIT 10.1




                           LOAN AND SECURITY AGREEMENT

                                 by and between

                           BREAKAWAY SOLUTIONS, INC.,

                             a Delaware corporation

                                   as Borrower

                                       and

                               ICG HOLDINGS, INC.,

                             a Delaware corporation

                                    as Lender

                           LINE OF CREDIT: $5,000,000

                                JANUARY 19, 2001

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                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of January 19, 2001, by and between ICG HOLDINGS, INC., a Delaware corporation, having an address at Pencador Corporate Center, 100 Lake Drive, Suite 4, Newark, Delaware 19702 ("Lender") and BREAKAWAY SOLUTIONS, INC., a Delaware corporation having an address at 2 Seaport Lane, Boston, Massachusetts 02210 ("Borrower"), provides the terms on which Lender will lend to Borrower and Borrower will repay Lender. The parties agree as follows:

1.       ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 12. This Agreement shall be construed to impart upon Lender a duty to act reasonably at all times.

2.       LOAN AND TERMS OF PAYMENT

         2.1. ADVANCES.

              (a) Lender will make Advances not exceeding the Committed Line. The initial Advance shall be used by Borrower for general corporate purposes. Any amount borrowed under this Section 2.1 that is repaid may not be reborrowed. Each Advance shall be evidenced by the Promissory Note to be executed and delivered by Borrower to Lender on the date hereof and shall be repaid in accordance with the terms of the Promissory Note. Borrower and Lender each acknowledge that Lender made to Borrower (i) an initial Advance in the amount of $1,000,000 on January 11, 2001 and (ii) a second Advance in the amount of $4,000,000 on January 12, 2001.

              (b) To obtain an Advance, Borrower must notify Lender by facsimile or telephone by no later than one Business Day prior to the date of such Advance. Borrower must promptly confirm the notification by delivering to Lender a Notice of Borrowing substantially in the form attached as EXHIBIT B. Lender will pay Advances in accordance with the payment instructions set forth on such Notice of Borrowing. Lender may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Lender may rely on any telephone notice given by a person whom Lender believes is a Responsible Officer or designee. Borrower will indemnify Lender for any loss Lender suffers due to that reliance.

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              (c) The Committed Line terminates on the Maturity Date, when all
Advances are immediately payable.

         2.2. INTEREST RATE; PAYMENTS.

         Interest on the Committed Line is payable on the Maturity Date. Advances under the Committed Line accrue interest on the outstanding principal balance in accordance with the Promissory Note.

         2.3. DEFAULT INTEREST. After an Event of Default, Obligations accrue interest at eighteen percent (18%) per annum. Interest is computed on a 360-day year for the actual number of days elapsed.

         2.4. WARRANT. On the Closing Date, the Borrower shall issue to the Lender the Warrant.

         2.5. LENDER EXPENSES. Borrower will pay to Lender all Lender Expenses (including reasonable attorneys' fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Closing Date when due.

         2.6. HIGHEST LAWFUL RATE. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the applicable interest rate, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other Loan Document, would exceed the maximum rate of interest which may be charged, contracted for, reserved, received or collected by Lender in connection with this Agreement under applicable law (the "Maximum Rate"), Borrower shall not be obligated to pay, and Lender shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Maximum Rate, and during any such period the interest payable hereunder shall be limited to the Maximum Rate.

3.       CONDITIONS OF LOANS

         3.1. CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. Lender's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires. In addition, Lender's obligation is further subject to the following conditions:

              (a) Borrower shall have executed and delivered to Lender the Warrant;

              (b) Each of Borrower's Subsidiaries shall have executed and delivered to Lender the Guaranty Agreement;

              (c) Each of Borrower's Subsidiaries shall have executed and delivered to Lender the Security Agreement;

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              (d) Borrower and each of its Subsidiaries that owns equity securities of any Person shall have executed and delivered to Lender the Pledge Agreement;

              (e) Borrower shall have executed and delivered to Lender the Borrower Trademark Security Agreement;

              (f) Web Yes shall have executed and delivered to Lender the Web Yes Trademark Security Agreement;

              (g) Borrower shall have executed and delivered to Lender the Registration Rights Agreement;

              (h) receipt by the Lender of a duly executed Promissory Note in the principal amount of the Committed Line;

              (i) receipt by the Lender of an opinion (together with any opinions of local counsel relied on therein) of Hale and Dorr LLP, counsel for the Borrower, dated as of the Closing Date, substantially in the form of EXHIBIT I hereto and covering such additional matters relating to the transactions contemplated hereby as the Lender may request;

              (j) receipt by Lender of a duly executed Perfection Certificate from each of Borrower and its Subsidiaries;

              (k) receipt by the Lender of certificates representing shares of all capital stock pledged under the Pledge Agreement to the Lender, accompanied by instruments of transfer and stock powers endorsed in blank, together with evidence satisfactory to the Lender that such capital stock has been duly and validly pledged thereunder to the Lender subject to no other Lien other than the Lien created under the Pledge Agreement to secure the Obligations;

              (l) receipt by Lender from each of Borrower and its Subsidiaries of a certificate, dated as of the Closing Date, duly executed by the Secretary or an Assistant Secretary of Borrower or one of its Subsidiaries, as the case may be, certifying as to: (A) the copy of such entity's Certificate of Incorporation or similar document, attached thereto, as certified by the jurisdiction of incorporation, and stating that such charter document, is in full force and effect as of a date no more than 10 days prior to the Closing Date and that, since the date of issuance of such certification, there have been no amendments, alteration or modifications of such charter document, (B) the copy of such entity's Bylaws, attached thereto, and stating that such Bylaws are in full force and effect as of a date no more than five days prior to the Closing Date, (C) the good standing certificate of such entity attached thereto from such entity's jurisdiction of incorporation and each jurisdiction where such entity is qualified to do business, (D) the copy of the resolutions attached thereto of the Board of Directors of such entity authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and any other documents or instruments contemplated hereby, and stating that the resolutions thereby certified have not been amended, modified, revoked or


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rescinded; and (E) the incumbency, authority and specimen signature of each officer of such executing this Agreement or any other document or instrument contemplated hereby;

              (m) Borrower shall have executed and delivered to Lender the Release; and

              (n) termination of all currently outstanding Liens of Borrower and its Subsidiaries, other than Permitted Liens, and provision to Lender of termination letters (or such other evidence of termination as Lender reasonably requests) with respect thereto.

         3.2. CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Lender's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

              (a) timely receipt of any Notice of Borrowing;

              (b) the representations and warranties in Section 5 must be materially true on the date of the Notice of Borrowing and on the effective date of each Credit Extension; and

              (c) no Event of Default may have occurred and be continuing or result from the Credit Extension.

4.       CREATION OF SECURITY INTEREST

         4.1. GRANT OF SECURITY INTEREST. Borrower grants Lender a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Lender may place a "hold" on any deposit account pledged as Collateral. If the Agreement is terminated, Lender's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

5.       REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

         5.1. DUE ORGANIZATION AND AUTHORIZATION. Borrower and each of its Material Subsidiaries is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. The execution, delivery and performance (including the issuance of the Warrant Shares) of the Loan Documents have been duly and validly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound and no other corporate proceedings on the part of the Borrower are necessary to authorize the Loan Documents or to consummate the transactions contemplated therein, including any stockholder approval. Each of the Loan Documents has been duly and validly executed and delivered by the


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Borrower, and, assuming such Loan Document constitutes a valid and binding obligation of Lender, such Loan Document constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy and other laws affecting creditors' rights generally and to general principles of equity. 9,785,000 shares of Common Stock are duly authorized and reserved for issuance upon exercise of the Warrant and, upon issuance in accordance with the Loan Documents, will be validly issued, fully paid and non-assessable, and free from all Liens. Neither the issuance, sale or delivery of the Promissory Note or Warrant nor the issuance or delivery of Warrant Shares is subject to any preemptive right of stockholders of Borrower or to any right of first refusal or similar right in favor of any person. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

         5.2. CONSENTS AND APPROVALS. Except as set forth in the Schedule, neither the execution and delivery of the Loan Documents by Borrower and its Material Subsidiaries nor the consummation of the transactions contemplated hereby and thereby (including the issuance of the Promissory Note or Warrant and the issuance of the Warrant Shares) will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Borrower or any of its Material Subsidiaries under,

              (a) the Certificate of Incorporation or Bylaws of Borrower or the comparable charter or organizational documents of any of its Material Subsidiaries,

              (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract, agreement, instrument, permit, governmental authorization, concession, franchise or license applicable to Borrower or any of its Material Subsidiaries or their respective properties or assets, or

              (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Borrower or any of its Material Subsidiaries or their respective properties or assets.

              No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by Borrower or any of its Material Subsidiaries in connection with the execution and delivery of the Loan Documents by Borrower or the consummation by Borrower of the transactions contemplated hereby or thereby (including the issuance of the Promissory Note or Warrant and the Warrant Shares).

         5.3. CAPITALIZATION.

              (a) As of the date hereof, the authorized capital stock of Borrower consists of 80,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). As of the date hereof, 48,931,893 shares of Common Stock are issued and outstanding, and no shares of Common Stock are held in the treasury of Borrower. As of the date hereof, no shares of Preferred Stock are issued and outstanding, and no shares of


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Preferred Stock are held in the treasury of Borrower. The number of shares of
Common Stock reserved for issuance pursuant to options issued under any of Borrower's stock option or similar plans and the number of shares of Common Stock reserved in the aggregate for issuance pursuant to warrants to purchase Common Stock are set forth in the Schedule. A sufficient number of shares of Common Stock are reserved in the aggregate for issuance pursuant to (i) all currently outstanding obligations (including the effects of anti-dilution provisions contained therein as triggered by the issuance of the Warrant) and
(ii) the Warrant. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and are not subject to preemptive rights. The Schedule sets forth the exercise prices or conversion prices and number of shares of Common Stock or other capital stock of Borrower issuable in respect of each outstanding stock option, each outstanding warrant and outstanding convertible notes.

              (b) Except as set forth in paragraph (a) above (or as expressly contemplated by this Agreement), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Borrower is a party or by which it is bound obligating Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, directly or indirectly, additional shares of capital stock or other voting securities (or securities convertible into or exchangeable for such securities) of Borrower, or obligating Borrower to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except for shares of capital stock of each Subsidiary of Borrower that are owned by Borrower free and clear of Liens, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Borrower or any Material Subsidiary of Borrower is a party or by which Borrower or any such Material Subsidiary is bound obligating Borrower or any such Material Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, directly or indirectly, additional shares of capital stock or other voting securities (or securities convertible into or exchangeable for such securities) of any Material Subsidiary of Borrower, or obligating Borrower or any such Material Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no bonds, debentures, notes or other indebtedness of Borrower or any Material Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Borrower or any Material Subsidiary may vote. Except as set forth on the Schedule (or as expressly contemplated by this Agreement), there are not any outstanding contractual obligations of Borrower or any of its Material Subsidiaries to repurchase, redeem or otherwise acquire, or providing preemptive or registration rights with respect to, any shares of capital stock of Borrower or any of its Material Subsidiaries. Except as set forth on the Schedule, there are no anti-dilution or price adjustment provisions contained in any security issued by Borrower (or in any agreement providing rights to security holders) that will be triggered by the issuance of any Promissory Note or Warrant or any Warrant Shares. Borrower and its Material Subsidiaries do not have outstanding any loans to any person in respect of the purchase of securities issued by Borrower and its Material Subsidiaries.


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              (c) There are no voting trusts or agreements, stockholders agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of Borrower or any of its Material Subsidiaries to which Borrower or a Material Subsidiary is a party, or, to Borrower's knowledge, any of such instruments to which it is not a party. All of the outstanding securities of Borrower were issued in compliance with all applicable federal and state securities laws, including the Securities Act of 1933, as amended (the "Securities Act").

         5.4. COLLATERAL. Each of Borrower and its Material Subsidiaries has good title to the Collateral, free of Liens except Permitted Liens. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent which has been issued is valid and enforceable and to the best of Borrower's knowledge, each Patent that has been applied for and is pending if issued will be valid and enforceable when issued and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party.

         5.5. LITIGATION. There are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any of its Material Subsidiaries in which an adverse decision could cause a Material Adverse Change.

         5.6. NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any of its Material Subsidiaries delivered to Lender fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations as of the date of each such consolidated financial statement. As of the date of this Agreement, the aggregate liabilities of Borrower and its Material Subsidiaries as determined in accordance with GAAP do not exceed $60.0 million. Since September 30, 2000, neither Borrower nor any of its Material Subsidiaries has received notice that any single customer which had accounted for greater than 5% of the total revenue set forth on such consolidated financial statement has or intends to terminate its relationship with Borrower and/or any of its Material Subsidiaries.

         5.7. REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Each of Borrower and its Material Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Material Subsidiaries has violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any of its Material Subsidiaries' properties or assets has been used by Borrower or any of its Material Subsidiaries or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Material Subsidiaries has timely filed all required tax returns


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and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each of its Material Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

         5.8. SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities, except as set forth on the Schedule.

         5.9. NO BROKERS OR FINDERS. Neither Borrower, nor any of its affiliates, nor any of their respective officers, directors or employees, (a) has employed (or will employ) any broker or finder, or (b) has incurred (or will incur) any liability for any brokerage fees, commissions or finders' fees or expenses or indemnification or similar obligations in connection with the transactions contemplated by this Agreement.

         5.10. OFFERING OF THE PROMISSORY NOTE AND WARRANT. Neither Borrower nor any person authorized or employed by Borrower as agent, broker, dealer or otherwise in connection with the offering or sale of the Promissory Note and Warrant or any security of Borrower similar to the Promissory Note and Warrant has offered the Promissory Note and Warrant or any such similar security for sale to, or solicited any offer to buy the Promissory Note and Warrant or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither Borrower nor any person acting on its behalf has taken or will take any other action (including any offer, issuance or sale of any security of Borrower under circumstances which might require the integration of such security with the Promissory Note and Warrant under the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder), in either case so as to subject the offering, issuance or sale of the Promissory Note and Warrant to the registration provisions of the Securities Act.

         5.11. FULL DISCLOSURE. No representation, warranty or other statement of Borrower in any certificate or written statement given to Lender in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

         5.12. PERFECTION CERTIFICATES. All information provided by Borrower and its Subsidiaries in their respective Perfection Certificates delivered to Lender pursuant hereto is true and correct as of the date of each such Perfection Certificate.

         5.13. OUTSTANDING LIENS. Neither Borrower nor any Material Subsidiary of Borrower has any outstanding Liens other than Liens granted to Fleet National Bank pursuant to the Loan Agreement, dated as of September 29, 2000, between Borrower and Fleet National Bank (the "Fleet Agreement"). Neither Borrower nor any Material Subsidiary currently owes any amounts under the Fleet Agreement.


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6.       AFFIRMATIVE COVENANTS

         Borrower will, and will cause its Subsidiaries, to do all of the following:

         6.1. GOVERNMENT COMPLIANCE. Borrower will maintain its and all of its Subsidiaries' existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each of its Subsidiaries comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

         6.2. FINANCIAL STATEMENTS AND OTHER INFORMATION. Borrower shall furnish to Lender: (i) as soon as available and in any event within 30 days after the end of each month of each fiscal year of Borrower, its monthly consolidated financial statements, prepared in accordance with GAAP, and, if requested by Lender, its monthly consolidating financial statements, accompanied by a certificate of a Responsible Officer stating that such financial statements fairly present the financial condition of Borrower and its Subsidiaries as at such date and the results of operations of Borrower and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes from normal, year-end adjustments and except for the absence of notes, (ii) as soon as available and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year of Borrower, its quarterly consolidated financial statements, prepared in accordance with GAAP, and, if requested by Lender, its quarterly consolidating financial statements, accompanied by a certificate of a Responsible Officer stating that such financial statements fairly present the financial condition of Borrower and its Subsidiaries as at such date and the results of operations of Borrower and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes from normal, year-end adjustments and except for the absence of notes, (iii) as soon as available and in any event within 90 days after the end of each fiscal year of Borrower, its consolidated annual financial statements, prepared in accordance with GAAP and, if requested by Lender, consolidating annual financial statements, and in the case of consolidated financial statement, accompanied by an unqualified report thereon of independent chartered accountants of recognized standing; (iv) as soon as available and in any event not more than 90 days after the commencement of each fiscal year, the business plan and financial projections of Borrower and its Subsidiaries for such fiscal year; and (v) such other information respecting the operations, properties, business or financial condition of Borrower and its Subsidiaries as Lender may from time to time reasonably request or as may be specified in the Schedule.

         6.3. REPORTS, CERTIFICATES.

         Borrower shall provide Lender with a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any of its Subsidiaries of Fifty Thousand Dollars ($50,000.00) or more and other financial information Lender requests.

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         6.4. INVENTORY; RETURNS. Each of Borrower and its Subsidiaries will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Lender of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000.00).

         6.5. TAXES. Borrower will make, and cause each of its Subsidiaries to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Lender, on demand, appropriate certificates attesting to the payment, other than those taxes being contested in good faith with adequate reserves under GAAP.

         6.6. INSURANCE. Each of Borrower and its Subsidiaries will keep its business and the Collateral insured for risks and in amounts, as Lender requests. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Lender. All property policies will have a lender's loss payable endorsement showing Lender as a loss payee and all liability policies will show the Lender as an additional insured and provide that the insurer must give Lender at least twenty (20) days notice before canceling its policy. At Lender's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Lender's option, be payable to Lender on account of the Obligations.

         6.7. INTELLECTUAL PROPERTY RIGHTS. Each of Borrower and its Subsidiaries will: (i) protect, defend and maintain the validity and enforceability of the Intellectual Property; (ii) promptly advise Lender in writing of material infringements of the Intellectual Property; and (iii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Lender's written consent.

         6.8. BOOKS AND RECORDS; INSPECTIONS. Borrower shall, and shall cause each of its Subsidiaries to, keep adequate records and books of account, in which complete entries will be made in accordance with GAAP. Borrower shall provide Lender and its agents access to its premises and the premises of its Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time on and after the occurrence of an Event of Default, for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and copying any and all records pertaining thereto other than records subject to the attorney-client privilege, and (iii) discussing the affairs, finances and business of Borrower and its Subsidiaries with any officer, employee or director of Borrower (other than legal personnel with respect to matters subject to the attorney-client privilege) or with its accountants. Borrower shall reimburse Lender for the reasonable travel and related expenses of Lender's employees or, at Lender's option, of such outside accountants or examiners as may be retained by Lender to verify or inspect Collateral, records or documents of Borrower on a regular basis or for a special inspection if Lender deems the same appropriate.

         6.9. NOTICE OF DEFAULT AND MATERIAL ADVERSE CHANGE. As soon as possible and in any event within 3 Business Days after Borrower obtains knowledge of the occurrence of an Event of Default, Borrower shall provide to Lender the written statement of a Responsible

Officer setting forth the details of such Event of Default and the action which Borrower proposes to take with respect thereto.

         6.10. FURTHER ASSURANCES. Borrower will execute any further instruments and take further action as Lender requests to perfect or continue Lender's security interest in the Collateral or to effect the purposes of this Agreement.

         6.11. CLOSING CONDITIONS. As soon as possible after the Closing Date, but in any event no later than five Business Days after the Closing Date, Borrower shall (i) satisfy all conditions set forth in Section 3.1 hereof which have not been satisfied on or prior to the Closing Date and (ii) deliver to Lender all other items, and take all actions, as reasonably requested by Lender in connection with the consummation of the transactions contemplated herein.

         6.12. INCREASE AUTHORIZED SHARES OF COMMON STOCK. Borrower will use reasonable best efforts to (i) take all actions necessary to increase the number of authorized shares of Common Stock to permit the full exercise of the Warrant and (ii) have its stockholders approve an increase of the number of authorized shares of Common Stock to at least 140,000,000 at a meeting of Borrower's stockholders contemplated to be held on March 7, 2001, but in no event which will be held later than March 15, 2001. Borrower will, as soon as reasonably practicable following the increase in the number of authorized shares of Common Stock contemplated in clause (i) above, reserve a sufficient number of shares of Common Stock for issuance pursuant to the full exercise of the Warrant and continue to reserve a sufficient number of authorized shares of Common Stock issuance pursuant to the full exercise of the Warrant until the Warrant is exercised in full and, if at any time prior to a full exercise of the Warrant Borrower fails to maintain a sufficient number of shares of authorized Common Stock for such issuance, Borrower will use reasonable best efforts to increase the number of authorized shares of Common Stock to permit the full exercise of the Warrant.

7.       NEGATIVE COVENANTS

         Borrower will not, and will cause its Subsidiaries to not, do any of the following without the Lender's written consent:

         7.1. DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than a Transfer (i) of Inventory in the ordinary course of business; (ii) of exclusive or non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

         7.2. CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, have a material change in its ownership or cause a material change in its management. Borrower will not, without at least ten

(10) days prior written notice to Lender, relocate its principal executive office or add any new offices outside of its current location or add any new business locations.

         7.3. MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary of Borrower may be merged into another Subsidiary of Borrower and/or into Borrower.

         7.4. INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any of its Subsidiaries to do so, other than Permitted Indebtedness.

         7.5. ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit Lender's first priority security interest in the Collateral to change.

         7.6. INVESTMENTS; DISTRIBUTIONS. (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

         7.7. TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter or permit any material transaction with any Affiliate, except (i) transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person, and (ii) transactions under agreements existing as of the date hereof with investors or members of Borrower's senior management that Borrower is legally obligated to perform.

         7.8. SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt.

         7.9. COMPLIANCE. Undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.       EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

         8.1. PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within two (2) Business Days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

         8.2. COVENANT DEFAULT. Borrower does not perform any obligation in
Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Lender and as to any default under a term, condition or covenant that can be cured, has not cured the default within ten (10) Business Days after it occurs;

         8.3. MATERIAL ADVERSE CHANGE. (i) A material impairment in the perfection or priority of the Lender's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance occurs;
(ii) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower and its Material Subsidiaries taken as a whole occurs; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations occurs;

         8.4. ATTACHMENT. (i) Any material portion of Borrower's or any of its Material Subsidiaries' assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (ii) Borrower or any of its Material Subsidiaries are enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower's or any of its Material Subsidiaries' assets; or
(iv) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower or any of its Material Subsidiaries receive notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extension will be made during the cure period);

         8.5. INSOLVENCY. (i) Borrower or any of its Material Subsidiaries begins an Insolvency Proceeding; or (ii) an Insolvency Proceeding is begun against Borrower or any of its Material Subsidiaries and not dismissed or stayed within forty five (45) days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

         8.6. MISREPRESENTATIONS. If Borrower, any of its Material Subsidiaries, or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Lender or to induce Lender to enter this Agreement or any Loan Document.

9.       BANK'S RIGHTS AND REMEDIES

         9.1. RIGHTS AND REMEDIES. When an Event of Default occurs and continues Lender may, without notice or demand, do any or all of the following:

              (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Lender);

              (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Lender;

              (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Lender considers advisable;

              (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Lender requests and make it available as Lender designates. Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Lender a license to enter and occupy any of its premises, without charge, to exercise any of Lender's rights or remedies;

              (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Lender owing to or for the credit or the account of Borrower;

              (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Lender is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Lender's benefit; and

              (g) Dispose of the Collateral according to the Code.

         9.2. POWER OF ATTORNEY. When an Event of Default occurs and continues, Borrower irrevocably appoints Lender as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Lender determines reasonable; and (v) transfer the Collateral into the name of Lender or a third party as the Code permits. Lender may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Lender's appointment as Borrower's attorney in fact, and all of Lender's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Lender's obligation to provide Credit Extensions terminates. Notwithstanding anything contained in this
Section 9.2 to the contrary, in no event shall Lender take any action using any rights granted to it under this Section 9.2 if such action creates, or would reasonably be expected to create, personal liability for any director, officer, employee, agent or stockholder of Borrower.

         9.3. ACCOUNTS COLLECTION. When an Event of Default occurs and continues, Lender may notify any Person owing Borrower money of Lender's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Lender and, if requested by Lender, immediately deliver the payments to Lender in the form received from the account debtor, with proper endorsements for deposit.

         9.4. LENDER EXPENSES. If Borrower fails to pay any amount or furnish any required proof of payment to third persons Lender may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Lender deems prudent. Any amounts paid by Lender are Lender Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Lender are deemed an agreement to make similar payments in the future or Lender's waiver of any Event of Default.

         9.5. LENDER'S LIABILITY FOR COLLATERAL. If Lender complies with reasonable banking practices, it is not liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

         9.6. REMEDIES CUMULATIVE. Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender's exercise of one right or remedy is not an election, and Lender's waiver of any Event of Default is not a continuing waiver. Lender's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Lender and then is only effective for the specific instance and purpose for which it was given.

         9.7. DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Lender on which Borrower is liable.

10.      NOTICES

         All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11.      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         Pennsylvania law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Lender each submit to the exclusive jurisdiction of the state and federal courts sitting in Chester County in the Commonwealth of Pennsylvania and New Castle County in the State of Delaware.

BORROWER AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.      GENERAL PROVISIONS

         12.1. SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Lender's prior written consent which may be granted or withheld in Lender's discretion. Lender has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

         12.2. INDEMNIFICATION. Borrower will indemnify, defend and hold harmless Lender and its officers, employees and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Lender Expenses incurred, or paid by Lender from, following, or consequential to transactions between Lender and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Lender's gross negligence or willful misconduct.

         12.3. TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

         12.4. SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

         12.5. AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing signed by both Lender and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

         12.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

         12.7. SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in

Section 11.2 to indemnify Lender will survive until all statutes of limitations for actions that may be brought against Lender have run.

         12.8. CONFIDENTIALITY. In handling any confidential information, Lender will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Lender's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest under the Loan Documents; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Lender's examination or audit; and (v) as Lender considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Lender's possession when disclosed to Lender, or becomes part of the public domain after disclosure to Lender; or (b) is disclosed to Lender by a third party, if Lender does not know that the third party is prohibited from disclosing the information.

13.      DEFINITIONS

         13.1. DEFINITIONS.

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "ADVANCE" is a loan advance under the Committed Line which in no event shall be less than $100,000 individually.

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "BORROWER'S BOOKS" are all of Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BORROWER TRADEMARK SECURITY AGREEMENT" means the Trademark Security Agreement substantially in the form of EXHIBIT J attached hereto.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or legal holiday.

         "CLOSING DATE" is the date of this Agreement.

         "CODE" is the Pennsylvania Uniform Commercial Code.

         "COLLATERAL" is the property described on EXHIBIT A, or described in the Pledge Agreement, Security Agreement or in any other Loan Document.

         "COMMITTED LINE" is a Credit Extension of up to $5,000,000.

         "COMMON STOCK" means the Common Stock of Borrower, par value $.000125 per share.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designed to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

         "CREDIT EXTENSION" is each Advance or any other extension of credit by Lender for Borrower's benefit.

         "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "GAAP" is generally accepted accounting principles.

         "GUARANTOR" is any present or future guarantor of any or all of the Obligations.

         "GUARANTY AGREEMENT" means the Guaranty Agreement substantially in the form of EXHIBIT E attached hereto.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INTELLECTUAL PROPERTY" is:

              (a) Copyrights, Trademarks and Patents including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

              (b) Any trade secrets and any Intellectual Property rights in computer software and computer software products now or later existing, created, acquired or held;

              (c) All design rights which may be available to Borrower now or later created, acquired or held;

              (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above; and

              (e) All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

         "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "LENDER EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, the Promissory Note, Warrant, Pledge Agreement, Security Agreement, Guaranty Agreement, Registration Rights Agreement, Borrower Trademark Security Agreement, Web Yes Trademark Security Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower, or any Guarantor and/or for the benefit of Lender in connection with this Agreement, all as amended, extended or restated.

         "MATERIAL ADVERSE CHANGE" has been defined in Section 8.3 hereof.

         "MATERIAL SUBSIDIARY" means, for any Person, a Subsidiary of such Person which accounts for (i) more than 1% of the consolidated net income of such Person or (ii) more than 1% of such Person's consolidated assets.

         "MATURITY DATE" means March 12, 2001.

         "OBLIGATIONS" are debts, principal, interest, Lender Expenses and other amounts Borrower owes Lender pursuant to the Loan Documents now or later, including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Lender.

         "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations in part of the same.

         "PERMITTED INDEBTEDNESS" is:

              (a) Borrower's indebtedness to Lender under this Agreement or the Loan Documents;

              (b) Indebtedness existing on the Closing Date and shown on the Schedule;

              (c) Subordinated Debt;

              (d) Indebtedness to trade creditors incurred in the ordinary course of business;

              (e) Indebtedness secured by Permitted Liens;

              (f) Indebtedness of Borrower to any of its Subsidiaries and Contingent Obligations of any Subsidiary of Borrower with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary of Borrower to any other Subsidiary of Borrower and Contingent Obligations of any Subsidiary of Borrower with respect to obligations of any other Subsidiary of Borrower (provided that the primary obligations are not prohibited hereby); and

              (g) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or any Subsidiary of Borrower, as the case may be.

         "PERMITTED INVESTMENTS" are Investments by Borrower's Subsidiaries in other Subsidiaries of Borrower which are Guarantors or in Borrower, and Investments by Borrower in its Subsidiaries which are Guarantors.

         "PERMITTED LIENS" are:

              (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

              (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which a Borrower maintains adequate reserves on its Books, if they have no priority over any of Lender's security interests;

              (c) Purchase money Liens (i) on Equipment acquired or held by a Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

              (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of a Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Lender a security interest;

              (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) or (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

              (f) Liens arising from judgments, decrees or attachments which would not cause an Event of Default; and

              (g) Landlord liens and inchoate liens arising by operation of law to secure claims for the purchase of labor, services, materials, equipment or supplies to the extent that payment thereof shall not at the time be required to be made.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PLEDGE AGREEMENT" means the Pledge Agreement substantially in the form of EXHIBIT F attached hereto.

         "PROMISSORY NOTE" means a Promissory Note from Borrower in favor of Lender substantially in the form of EXHIBIT C attached hereto, dated the date hereof, together with all renewals, amendments, modifications and substitutions, therefor.

         "RELEASE" means the Release substantially in the form of EXHIBIT L attached hereto.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement substantially in the form of EXHIBIT_G attached hereto.

         "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

         "SCHEDULE" is any attached schedule of exceptions.

         "SECURITY AGREEMENT" means the Security Agreement substantially in the form of EXHIBIT H attached hereto.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Lender and which is reflected in a written agreement in a manner and form acceptable to Lender and approved by Lender in writing.

         "SUBSIDIARY" is for any Person, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "TRADEMARKS" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

         "WARRANT" means the Warrant to Purchase Common Stock of Borrower in the form of EXHIBIT D attached hereto.

         "WARRANT SHARES" means the shares of Common Stock into which the Warrant is exercisable.

         "WEB YES" means Web Yes, Inc., a Massachusetts corporation and Subsidiary of Borrower.

         "WEB YES TRADEMARK SECURITY AGREEMENT" means the Trademark Security Agreement substantially in the form of EXHIBIT K attached hereto.

                     [SIGNATURES ARE ON THE FOLLOWING PAGE]

BORROWER:


BREAKAWAY SOLUTIONS, INC.



By:  /s/ GORDON BROOKS
     -----------------
     Name:  Gordon Brooks
     Title:  President and Chief Executive Officer





LENDER:


ICG HOLDINGS, INC.



By:  /s/ HENRY NASSAU
     ----------------
     Name:  Henry Nassau
     Title:  Vice President and Secretary

                                    EXHIBIT A

                            DESCRIPTION OF COLLATERAL


         The Collateral consists of all of Borrower's right, title and interest in and to the following:

         All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

         All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

         All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, knowhow, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

         All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

                               NOTICE OF BORROWING



Date:    _____________

To:      ICG Holdings, Inc.
         Pencador Corporate Center
         100 Lake Drive
         Suite 4
         Newark, Delaware 19702
         Attn:    Henry N. Nassau
         Fax No:  (610) 230-4481

Ladies and Gentlemen:

              The undersigned, Breakaway Solutions, Inc. ("Borrower"), refers to the Loan and Security Agreement dated as of January 19, 2001 (as amended, modified, renewed or extended from time to time, the "Loan Agreement"), by and between Borrower and ICG Holdings, Inc. ("Lender"), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.1(b) of the Loan Agreement, of the borrowing of the Advance specified herein:

              1. The date of the proposed borrowing is _______________. [Date of proposed borrowing must be at least one Business Day after the date of this Notice of Borrowing.]

              2. The amount of the proposed borrowing is $__________.

              3. The purpose of the borrowing is _______________. Detailed information on any purchase transaction being financed by the proposed borrowing is attached hereto.

              4. The payment instructions with respect to the funds to be made available by Lender are as follows: _______________.



                                                Breakaway Solutions, Inc.


                                                By: __________________________

                                                Title: _________________________